THIS

OFFICE LEASE AGREEMENT

made by and between

EDJ LEASING CO., L.P.,
a Missouri limited partnership

("Landlord")

and

EDWARD D. JONES & CO., L.P.,
a Missouri limited partnership

("Tenant")

Date: November 1, 2008

OFFICE LEASE AGREEMENT INDEX

OFFICE LEASE AGREEMENT

This Office Lease Agreement ("Lease") is executed as of this 1st day of November, 2008, by and between EDJ LEASING CO., L.P., a Missouri limited partnership ("Landlord"), and EDWARD D. JONES & CO., L.P., a Missouri limited partnership ("Tenant").

ARTICLE 1 – LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

A. Leased Premises: All of the rentable square footage of 170 Edward Jones Boulevard, St. Louis, Missouri 63043 ("Building"), including the adjacent parking structure located at 150 Edward Jones Boulevard, St. Louis, Missouri 63043 ("Parking Structure") as well as New Lot 1A Amended of the Lot Consolidation – Record Plat, Edward Jones Maryland Heights Campus One, as recorded January 24, 2008 in Plat Book 356, Page 42-45 of the St. Louis County, Missouri Deed Records ("Land") as more particularly depicted on the Site Plan attached hereto and incorporated herein as Exhibit A (collectively the Building, Parking Structure and Land comprise the "Leased Premises") located in the Edward Jones North Campus in Maryland Heights;

B. Rentable Area: The entire Building containing 178,774 square feet;

For purposes of this Lease, the Building Owners and Managers Association International ("BOMA") Standard Method for Measuring Floor Area In Office Buildings [American National Standard ANSI-265.1-1996 approved June 7, 1996 by American National Standards Institute, Inc. ("BOMA Standards")] has been utilized to determine the Rentable Area and such determination has been certified to Tenant by Landlord's architect;

C. Building Expense Percentage: 100%;

D. Minimum Annual Rent for the Lease Term (including any and all Extension Terms exercised by Tenant): $16.00 per square foot of Rentable Area:

Years 1-2	Two Million Eight Hundred Sixty Thousand Three Hundred Eighty-Four and no/100 Dollars ($2,860,384.00) per year;

E. Monthly Rental Installments:

Months 1-24	Two Hundred Thirty Eight Thousand Three Hundred Sixty-Five and 33/100 Dollars ($238,365.33) per month;

F. Lease Term: Two (2) years plus any Extension Term(s) exercised by Tenant herein;

G. Commencement Date: November 1, 2008;

H. Permitted Use: General office, ancillary purposes, service center in support of retail operations, kitchen/dining facilities, employee health club facilities; training center and securities processing center, all subject to and in a manner consistent with Section 100.010 to 100.200, inclusive, of the Revised Statutes of Missouri, as amended;

I. Address for payments and notices as follows:

Landlord:	EDJ Leasing Co., L.P. Attn: General Counsel 12555 Manchester Road St. Louis, MO 63131
Tenant:	Edward Jones & Co., L.P. Attn: General Counsel 12555 Manchester Road St. Louis, MO 63131
With a copy to:	Edward Jones & Co., L.P. Attn: CFO 12555 Manchester Road St. Louis, MO 63131
With a copy to:	Edward Jones & Co., L.P. Attn: Home Office Facilities 201 Progress Parkway St. Louis, MO 63043

J. Landlord's Share of Operating Expenses: $0.00;

K. Parking: Nine hundred sixty (960) parking spaces comprised of all parking spaces within the Parking Structure;

L. Prime Leases: (i) Lease Agreement dated effective April 25, 2008 and signed May 2, 2008 with Prime Landlord relating to Taxable Industrial Revenue Bonds (Series 2008A) and (ii) Lease Agreement dated effective April 25, 2008 and signed May 2, 2008 with Prime Landlord relating to Taxable Industrial Revenue Bonds (Series 2008B);

M. Prime Landlord: St. Louis County, Missouri, a constitutional charter county and political subdivision duly organized and existing under the laws of the State of Missouri; and

N. Trustee: Commerce Bank, N.A., a national banking association, duly organized and validly existing under the laws of the United States of America, with a corporate trust office located in Kansas City, Missouri.

Section 1.02. Lease of Premises.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord under the terms and conditions herein the Leased Premises.

ARTICLE 2 – TERM AND POSSESSION

Section 2.01. Term.

The Lease Term of this Lease shall be the period of time specified in Item F of the Basic Lease Provisions and shall commence on the date hereof (hereinafter called the "Commencement Date"). The "Expiration Date" shall be October 31, 2010, unless the term is extended by Tenant as hereinafter provided in Section 2.02 below.

Section 2.02. Grant and Exercise of Option.

Provided that Tenant is not in default hereunder beyond any applicable cure period, Tenant shall have four (4) options to extend the original Lease Term described in Item F of the Basic Lease Provisions ("Original Term") for four (4) additional periods of five (5) years (the "Extension Term(s)"). Each Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except this provision giving four (4) extension options shall be amended to reflect the remaining options to extend, if any. The Minimum Annual Rent shall remain the same as that provided in the Original Term. Tenant shall exercise such option by delivering to Landlord, no later than six (6) months prior to the expiration of the Original Term with respect to the first Extension Term, or six (6) months prior to the expiration of each subsequent Extension Term, written notice of Tenant's desire to extend the Original Term. Tenant's failure to properly exercise such options shall be deemed a waiver and such options shall be deemed null and void. If Tenant properly exercises each option to extend, Landlord and Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the Extension Term. References herein to Lease Term shall include any and all Extension Terms exercised by Tenant.

Section 2.03. Construction of Tenant Finish Improvements and Possession.

Landlord has caused the improvements to be constructed in a good and workmanlike manner in strict compliance with plans and specifications previously approved by Tenant. The tenant finish improvements and premium items work have been completed by Landlord pursuant to plans and specifications previously approved by Tenant and Tenant has reimbursed Landlord in full for the cost and expense of the tenant improvement work and premium items work. Tenant shall have the right and privilege of completing interior decoration work (i.e. the installation of fixtures, furniture and equipment) and to prepare the Leased Premises for its occupancy provided that Landlord shall have no responsibility or liability whatsoever for any loss or damage to any of Tenant's fixtures, furniture, equipment or any other materials installed or left in the Leased Premises, except as a result of Landlord's negligence or willful misconduct.

Section 2.04. Surrender of the Leased Premises.

Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, ordinary wear and tear and approved Tenant improvements and damage from casualty excepted. Tenant shall remove its personal property, and computer equipment, excluding at Tenant's option wiring and cabling in the Leased Premises at its sole cost and expense. Tenant shall, at its expense, promptly repair any damage caused by any such removal, and shall restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear expected. All Tenant property which is not removed within twenty (20) days following Landlord's written demand therefore shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. Tenant may at its option remove the standby generator, ATS and UPS (hereinafter defined) and, provided that, if Tenant does not so remove same, Landlord may retain or dispose of same at Landlord's expense. The provisions of this Section shall survive the expiration or other termination of this Lease.

Section 2.05. Holding Over.

If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the Monthly Rental Installment for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. Upon Tenant becoming a hold-over tenant, Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.05 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies is such event.

ARTICLE 3 – RENT

Section 3.01. Base Rent.

Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without deduction or offset on the Commencement Date and on or before the fifth (5th) business day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated. "Additional Rent" shall mean all other amounts payable by Tenant to Landlord (other than Minimum Annual Rent in the Monthly Rental Installments) under the terms of this Lease, which shall include but not be limited to Operating Expenses (as defined herein) and Real Estate Taxes (as defined herein) if Operating Expenses and Real Estate Taxes are not paid by Tenant as required hereunder and instead are paid by Landlord, in which case such Operating Expenses and Real Estate Taxes shall be paid by Tenant to Landlord on or before the fifth (5th) business day of the calendar month following Tenant's receipt of an invoice therefore from Landlord.

Section 3.02. Operating Expenses.

Tenant shall be responsible for and pay all Operating Expenses and Real Estate Taxes for the Leased Premises for and during the Lease Term.

(a) "Operating Expenses" shall mean all costs and expenses associated or incurred by Tenant in operating, repairing, replacing (said replacements shall include replacements of major system components) and maintaining the Leased Premises in good condition and repair, including by way of illustration and not limitation: all Real Estate Taxes, insurance premiums and deductibles (but only for deductibles arising from an insured loss); water, sewer, electrical and other utility charges; service and other charges incurred in the repair, operation and maintenance of the elevators, electrical, plumbing, fire protection, heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees incurred in connection with the operation of the Leased Premises; supplies and costs for the maintenance and operation of the Building and Parking Structure; maintenance and repair of the driveways, parking surfaces and structures, and sidewalk areas (including snow and ice removal), landscaped areas, and lighting within and servicing the Leased Premises; and maintenance and repair costs. Operating Expenses shall also include the cost of capital improvements which are (i) made for the purpose of reducing, stabilizing, or limiting Operating Expenses, (ii) required in order to conform to any law, code, ordinance, rule, regulation or order applicable to the Leased Premises which was enacted or promulgated after construction of the Leased Premises and (iii) necessary for the repair or replacement of any component of the Building or Parking Structure, including structural repairs.

(b) "Real Estate Taxes" shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Leased Premises by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes. Tenant shall have the right to have Landlord appeal the Real Estate Taxes. If Landlord fails to contest the validity or amount of the Real Estate Taxes after a reasonable written request by Tenant to do so, Tenant shall have the right to contest, in good faith, the validity or the amount of any Real Estate Taxes levied against the Leased Premises by such appellate or other proceedings as may be appropriate in the jurisdiction in which the Leased Premises is located. The expense of such proceeding shall be borne solely by Tenant. Landlord shall provide notice to Tenant with a copy of the Real Estate Tax assessment within fifteen (15) days after receipt by Landlord. Tenant shall, prior to December 31 of each year of the Lease Term, pay to the taxing authority the total amount of the Real Estate Tax bill for such year, provided, however, such billing statement shall be prorated between Landlord and Tenant for any partial year of the Lease Term and in the event of a reduction in the amount of Real Estate Taxes following appeal of the same the refund shall be payable to Tenant.

ARTICLE 4 – OCCUPANCY AND USE

Section 4.01. Use.

The Leased Premises shall be used by Tenant for the Permitted Use and for no other purposes without the prior written consent of Landlord.

Section 4.02. Covenants of Tenant Regarding Use.

Tenant shall (i) use and maintain the Leased Premises and conduct its business therein in a safe, careful, reputable and lawful manner and (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Leased Premises or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

Section 4.03. Landlord's Rights Regarding Use.

In addition to the rights specified elsewhere in this Lease, Landlord, Prime Landlord, their employees and agents and any mortgagee of the Leased Premises shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice except in the event of an emergency where no notice shall be required for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Leased Premises as Landlord may deem necessary or desirable, provided, however, that any repairs made by Landlord shall be at Tenant's expense. Landlord shall incur no liability to Tenant for such entry, except for damages, injuries or other matters which are the direct result of Landlord's negligence or willful misconduct, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor. In the event of any entry by Landlord hereunder, Landlord shall not unreasonably interfere with Tenant's use of the Leased Premises.

ARTICLE 5 – UTILITIES AND OTHER BUILDING SERVICES

Section 5.01. Service to be Provided.

Tenant shall provide for and pay all cost and expense for all utilities and other building services for Tenant's use and occupancy of the Leased Premises for the Permitted Use or as may be required by law or directed by governmental authority, including without limitation:

(a) Heating, ventilation and air-conditioning;

(b) Electrical current for lighting and office equipment usage;

(c) Water in the Leased Premises for lavatory, food service and drinking purposes;

(d) Automatic elevator service;

(e) Cleaning and janitorial service;

(f) Washing of windows;

(g) Replacement of all lamps, bulbs, starters and ballasts in Leased Premises lighting;

(h) Cleaning and maintenance of the Leased Premises, including the removal of rubbish, ice and snow; and

(i) Repair and maintenance to the extent specified elsewhere in this Lease.

In the event of utility deregulation, Tenant may choose the utility service provider.

Section 5.02. Additional Services.

Tenant shall control and maintain all vending, cafeteria and catering services in and for the Building at its own cost and expense.

Section 5.03. Interruption of Services.

Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 5.01, 5.02 or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event Landlord must interrupt services for any reason, Landlord shall provide Tenant with notice prior to any such interruption and shall use its best efforts to schedule any interruption after Tenant's regular business hours. Tenant, at its expense, has installed a back-up generator, automatic transfer switch (ATS) and uninterrupted power service (UPS) in the Leased Premises and Tenant shall be responsible for the maintenance, testing, repair and replacement of same.

Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to promptly restore utility service and in the event restoration of service is within Landlord's control and Landlord fails to restore such service within twenty-four (24) hours after notice from Tenant, thereby causing the Leased Premises to be rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) by Tenant for the use permitted under this Lease, Tenant shall have the right to restore such service and charge Landlord the cost of such restoration. Such right to restore shall be Tenant's sole remedy and Tenant shall not be entitled to damages (consequential or otherwise).

ARTICLE 6 – REPAIRS, MAINTENANCE AND ALTERATIONS

Section 6.01. Repair and Maintenance of Leased Premises.

Except for any repairs made necessary by the negligence, misuse, or default of Landlord, its employees, agents, customers and invitees, Tenant shall be responsible for the replacement of the original Building systems which shall include the roof, exterior walls, windows, elevators, electrical, plumbing, fire protection systems, heating, ventilation and air conditioning systems and Parking Structure. Tenant shall also maintain, repair and replace the elevators serving the Parking Structure and the underground storm water detention system including the water filtration system. Tenant shall also be responsible for the repair of any superstructure items (herein defined as the structural steel, concrete floor slabs and concrete foundation) that are necessary unless such repairs were made necessary by acts of Landlord as per Section 15.10. All of the foregoing shall be at Tenant's sole cost and expense and shall be deemed part of the Operating Expenses.

Section 6.02. Alterations.

Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall have the right to make non-structural alterations to the Building which do not affect the Building systems, the cost of which are less than One Million Dollars ($1,000,000.00) per project without the need for Landlord's consent or approval utilizing contractors of Tenant's choice. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations performed by Tenant shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record or provide Landlord with a surety bond for the amount of such lien within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees, except those resulting from the negligence or willful misconduct of Landlord or its agents and successors in connection with any construction or alteration and any related lien.

Section 6.03. Landlord Not to Alter.

Landlord shall not alter the Leased Premises nor permit such alteration by any third party without the prior written consent of Tenant which consent cannot be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant's consent shall not be required if any such alterations are necessary as a result of any applicable laws, regulations and rules and

Tenant has failed to perform such alterations within ninety (90) days following notice to Tenant requiring same.

ARTICLE 7 – CASUALTY

Section 7.01. Casualty.

In the event of total or partial destruction of the Building or the Parking Structure by fire or other casualty, Landlord agrees to promptly restore and repair same; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements and premium items as were originally constructed in the Building or Parking Structure. Rent shall not abate in whole or in part during the time that the Building or Parking Structure or any part thereof is unusable because of any such damage. Notwithstanding the foregoing, if the Building or Parking Structure is (i) so destroyed that it cannot be repaired or rebuilt within three hundred sixty (360) days from the casualty date (one hundred eighty (180) days if such destruction takes place during the last two (2) years of the Lease Term); or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building or Parking Structure; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, given within ninety (90) days of the date of such damage, terminate this Lease. In the event a total or partial destruction of the Building or the Parking Structure does not result in the termination of this Lease, Landlord shall promptly and with due diligence proceed to rebuild, repair and restore the Building or the Parking Structure, as applicable, and monthly rent shall not abate and Tenant shall continue to pay rent as provided herein. To the extent that proceeds from rental insurance do not fully pay the rent, Tenant shall pay such deficiency to Landlord on the dates rent payments are due hereunder. Notwithstanding anything contained herein to the contrary, Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any damage resulting from a total or partial destruction of the Building or the Parking Structure by fire or other casualty or the repair thereof.

Section 7.02. All Risk Coverage Insurance.

The Jones Financial Companies, L.L.L.P., a Missouri limited liability limited partnership ("JFC"), an affiliate of Landlord and Tenant, currently carries a "blanket" insurance policy for all of the properties owned by JFC and its affiliates, which "blanket" insurance policy provides all risk coverage insurance on the Building, Parking Structure and Tenant's property, the value of the Tenant improvements and premium items all at full replacement cost. Said insurance also includes business interruption coverage for Tenant, including payment of Monthly Rental Installments and Additional Rent. Tenant shall obtain an insurance certificate for such policy that lists Landlord and Landlord's mortgagee as loss payees and Prime Landlord and Trustee as additional insureds and loss payees as their interests may appear. Notwithstanding the provisions of Section 8.01, neither party shall be liable for any damage to the other's property, regardless of cause, including the negligence of either party and its employees, agents and invitees. Tenant hereby expressly waives any right of recovery against Landlord for damage to any property of

Tenant located in or about the Leased Premises which is insured against (or required to be so insured) under the terms of this Lease, however caused, including the negligence of Landlord and its employees, agents and invitees. Notwithstanding the provisions of Section 8.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises or the Building which is insured against under Landlord's all risk coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall (i) contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease and (ii) provide that such insurance may not be canceled on less than thirty (30) days prior written notice to Landlord. Tenant shall be responsible for causing the foregoing insurance requirements to be maintained during the Lease Term.

ARTICLE 8 – LIABILITY INSURANCE

Section 8.01. Responsibility.

Tenant and Landlord each (an "Indemnifying Party") assume the risk of, are responsible for, have the obligation to insure against, and indemnify and hold one another (an "Indemnified Party") harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in the Leased Premises caused by the negligence of the Indemnifying Party, except for any loss or damage covered by the all-risk coverage insurance as provided in Section 7.02 all pursuant to the Commercial General Liability Insurance maintained by Landlord and Tenant through JFC. The obligation to indemnify hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. This provision shall survive the expiration or earlier termination of this Lease.

Section 8.02. Tenant's Insurance.

Tenant shall cause to be maintained through JFC Commercial General Liability Insurance with the following minimum coverages:

(a) Workers' Compensation: minimum statutory amount;

(b) Commercial General Liability Insurance, including contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage, and if necessary, umbrella liability: Not less than $2,000,000.00 each occurrence and a $4,000,000.00 aggregate;

Tenant shall obtain an insurance certificate for the Commercial General Liability Insurance that lists Landlord and Landlord's mortgagee as loss payees and Prime Landlord and Trustee as additional insureds and loss payees and said policy, as their interests may appear, shall provide that it may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance and furnish Landlord

with such Certificates of Insurance within thirty (30) days after receipt of a written request to do so, Landlord may obtain such insurance and collect the actual cost thereof from Tenant.

Notwithstanding anything to the contrary in this Section, Tenant may, at its option, satisfy any or all of its obligations to insure with (a) a so-called "blanket" policy or policies of insurance, or (b) an excess or umbrella liability policy or policies of insurance, nor or hereafter carried and maintained by Tenant.

Section 8.03. Landlord's Insurance.

Landlord shall cause to be maintained through JFC Commercial General Liability Insurance, including contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage, and if necessary, umbrella liability issued by a reputable insurance carrier in an amount not less than $2,000,000.00 each occurrence and a $4,000,000.00 aggregate.

The Commercial General Liability Insurance policy shall provide that it may not be canceled on less than thirty (30) days' prior written notice to Tenant. Landlord shall furnish Tenant with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Landlord fails to carry such insurance and furnish Tenant with such Certificates of Insurance within thirty (30) days after receipt of a written request to do so, Tenant may obtain such insurance and collect the actual cost thereof from Landlord.

Notwithstanding anything to the contrary in this Section, Landlord may, at its option, satisfy any or all of its obligations to insure with (a) a so-called "blanket" policy or policies of insurance, or (b) an excess or umbrella liability policy or policies of insurance, now or hereafter carried and maintained by Landlord.

ARTICLE 9 – EMINENT DOMAIN

If fifty percent (50%) or more of the Building shall be acquired by the exercise of eminent domain, Landlord shall give written notice of the same to Tenant and may terminate this Lease on or before the date possession thereof is so taken. If any portion of the Parking Structure is acquired by the exercise of eminent domain, Landlord shall be obligated to provide reasonable replacement parking for Tenant within one hundred eighty (180) days of said taking; provided that if Landlord is unable to provide sufficient replacement parking within said one hundred eighty (180) day period, Landlord shall give written notice of the same to Tenant and may terminate this Lease on or before the date possession thereof is so taken. In the event this Lease is not terminated in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Building or Parking Structure remaining, except that the rent shall be reduced in the proportion that the floor area taken bears to the total area of the Building and Landlord shall promptly restore the remaining portions of the Leased Premises. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation and/or relocation damages or any award for the taking of Tenant's leasehold estate, the cost of Tenant's improvements and premium items. Tenant shall have the right to participate in any and all negotiations regarding any pending or threatened acts of eminent domain or proceedings in lieu

thereof and Landlord shall notify Tenant in writing of the same. If the Lease is not terminated pursuant to the provisions of this Article 9, Landlord shall be required to use any damages awarded to Landlord to restore the Building or Parking Structure, as applicable.

ARTICLE 10 – ASSIGNMENT AND SUBLEASE

Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned, delayed or denied. Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Leased Premises without first obtaining Landlord's prior written consent if said assignment or sublease is to an affiliate of JFC, provided that said assignment or sublease complies with the permitted use under the Prime Leases and Tenant obtains Prime Landlord's prior approval. In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's reasonable opinion (i) the Leased Premises are or may be adversely affected; or (ii) the business reputation of the proposed assignee or subtenant is unacceptable. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is to be less than the then market rent for Class A office space in the suburban St. Louis area.

Notwithstanding the foregoing, Tenant may assign the Lease or sublease all or any portion of the Leased Premises without Landlord's consent to any of the following (a "Permitted Transferee"), provided that the Permitted Transferee's creditworthiness is not below investment grade as identified in Standard and Poors if the original Tenant named hereunder ceases to exist after such assignment or sublease: (i) any successor corporation or other entity resulting from a merger or consolidation of Tenant; (ii) any purchaser of all or substantially all of Tenant's assets; or (iii) any entity which controls, is controlled by, or is under common control with Tenant. Tenant shall give Landlord thirty (30) days' prior written notice of such assignment or sublease. Any Permitted Transferee shall assume in writing all of Tenant's obligations under this Lease. Tenant shall nevertheless at all time remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files for bankruptcy) but shall not affect Tenant's right to mortgage its leasehold interest as specifically provided herein, and any such transfer shall constitute a Default hereunder.

ARTICLE 11 – TRANSFERS BY LANDLORD

Section 11.01. Sale of the Building.

Landlord shall have the right to sell the Leased Premises at any time during the Lease Term, subject only to the rights of Tenant hereunder, and such sale shall operate to release Landlord from liability for any and all claims accruing after the date of such conveyance provided the

purchaser shall expressly assume the obligations of Landlord hereunder accruing from and after the date of such conveyance. Landlord shall provide Tenant a copy of the assumption document upon the written request of Tenant.

Section 11.02. Prime Leases, Subordination and Estoppel Certificate.

(a) Tenant acknowledges that Landlord, as tenant, entered into the Prime Leases and that this Lease and Tenant's occupancy and use of the Leased Premises are subject and subordinate to the Prime Leases to the extent the Prime Leases affect the Leased Premises. Except as may be provided in this Lease, Tenant assumes and agrees to perform all of Landlord's obligations under the Prime Leases during the Lease Term to the extent such obligations are applicable to the Leased Premises. Landlord shall not take or omit to take any action that will be deemed a default under the Prime Leases; provided, however, that this shall not relieve Tenant from its assumption of Landlord's obligations under the Prime Leases as provided herein. In the event of any conflict between the provisions of this Lease and the Prime Leases, the provisions of the Prime Leases shall control. Tenant further acknowledges that Landlord has options to purchase the Leased Premises and tenant improvements per Article IX in both of the Prime Leases and should Landlord elect to exercise said options, this Lease shall continue in full force and effect upon the termination of the Prime Leases.

(b) Tenant, upon written request of Landlord, shall subordinate this Lease to any mortgage which now or hereafter affects the Leased Premises and to any renewals, modifications or extensions of such mortgage, provided such mortgagee agrees not to disturb this Lease if Tenant is not in default hereunder. Upon receipt of Landlord's written request, in which Landlord shall furnish tenant with the name and address of the mortgagee, Tenant shall execute such instrument within fifteen (15) days after receipt of Landlord's written request. Landlord agrees that it shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from Prime Landlord and any existing mortgagee.

(c) Either party hereto shall from time to time, within twenty (20) days after the other party's request, execute and deliver to the requesting party a written estoppel certificate in the form attached hereto as Exhibit B respecting the status of this Lease. The parties agree that such statement(s) may be relied upon by the parties and any mortgagee, purchaser or assignee of the requesting party's interest in this Lese or the Leased Premises.

ARTICLE 12 – DEFAULT AND REMEDY

Section 12.01. Default.

The occurrence of any of the following shall be a "Default":

(a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after the same is due.

In the event of a default under the first clause of this subsection (a) above, Landlord shall provide Tenant with a written courtesy notice of such default and Tenant shall have an additional

five (5) days to cure such default before Landlord exercises its default remedies; provided, however, that Landlord shall not be required to give such courtesy notice more than two (2) times in any consecutive twelve (12) month period with respect to any payment defaults.

(b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease or the Prime Leases for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 10 of this Lease.

(d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter.

Section 12.02. Remedies.

Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a) Landlord may re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, except those resulting from Landlord's negligence or willful misconduct.

(b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value discounted at the Prime Rate of all rent which would have been due under this Lease for the balance of the Lease Term minus the present value discounted at the Prime Rate of the then current market rental value of the Leased Premises as determined by an accredited appraisal of market rents for the Leased Premises secured by

Landlord to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, plus expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees ("Default Damages"), it being expressly understood and agreed that the liabilities and remedies specified in this Subsection (b) shall survive the termination of this Lease.

If Tenant is in default and if Landlord terminates this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate Landlord's damages, but Landlord shall use commercially reasonable efforts to locate a replacement tenant.

(c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord from time to time the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

(d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

Section 12.03. Landlord's Default and Tenant's Remedies.

Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may (i) sue for injunctive relief or to recover damages for any loss directly resulting from the breach, including but not limited to, attorneys' fees and costs; (ii) perform and cure such default up to a maximum amount of One Hundred Thousand Dollars ($100,000.00) per occurrence in which event Landlord shall pay to Tenant upon demand the amount paid by Tenant plus interest at the Prime Rate if not paid within ten (10) days after demand; or (iii) invoke any right or remedy allowed at law or in equity or by statute or otherwise in addition to the rights herein, but Tenant shall in no event be entitled to terminate this Lease.

Section 12.04. Limitation of Landlord's Liability.

If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Leased Premises (which shall include Tenant's rent and other monetary obligations hereunder) for the collection of such judgment; and Tenant further agrees that no

other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

Section 12.05. Nonwaiver of Defaults.

Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 12.06. Attorneys' Fees.

If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party or an award or other decision from a tribunal or entity to whom the parties have submitted their dispute for resolution, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith.

Section 12.07. Quiet Enjoyment.

Landlord covenants, warrants and represents it holds a leasehold estate in the Leased Premises pursuant to the County Leases; that it has full right, power and authority to grant the estate and other rights granted and demised herein; and that if Tenant shall perform all of the covenants and agreements herein provided to be performed on Tenant's part, Tenant shall peaceably and quietly have, hold and enjoy the Leased Premises and all rights, easements, appurtenances and privileges belonging or in any manner pertaining thereto without any manner of hindrance from Landlord or any persons lawfully claiming under Landlord, during the full Lease Term, including any extensions thereof.

ARTICLE 13 – ABSOLUTE NET LEASE

It is the intention of the parties hereto that this Lease is a "net lease" and that Landlord shall receive the rent hereinabove provided as net income from the Leased Premises, not diminished by: (i) any imposition of any public authority of any nature whatsoever during the entire Lease Term notwithstanding any changes in the name of any imposition, or (ii) the cost of any maintenance, utilities, insurance or other expenses or charges required to be paid to maintain and carry the Leased Premises or to continue the ownership of Landlord, other than payments under any mortgage now existing or hereafter created by Landlord, or (iii) any other costs or expenses involved in the care, management and use of the Leased Premises or any improvements thereto. All such impositions, costs, expenses and charges shall be paid by Tenant from and after the Commencement Date and during the entire Lease Term. Whenever in this Lease provision is

made for the doing of any act by Tenant, it is understood and agreed that said act shall be done by Tenant at its own cost and expense unless a contrary intent is specifically expressed.

ARTICLE 14 – TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 14.01. Environmental Definitions.

(a) "Environmental Laws" – All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b) "Hazardous Substances" – Those substances included within the definition of "hazardous substances", "hazardous materials", "toxic substances", "solid waste", or "infectious waste" under Environmental Laws.

Section 14.02. Compliance.

Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant, unless such compliance is required by the acts or omissions of Landlord. Tenant reserves the right to challenge any Environmental Laws and shall not be required to comply with any Environmental Law it challenges until a final determination has been made by the authority having proper jurisdiction.

Section 14.03. Restrictions.

Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 14.04. Notices, Affidavits, Etc.

Each party shall immediately notify the other party of (i) any violation by said party, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises of which said party is or becomes aware, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises of which said party has notice and shall immediately deliver to the other party any notice received by said party relating to (i) and (ii) above from any source.

Section 14.05. Landlord's Rights.

Landlord and its agents shall have the right, but not the duty, upon advance written notice to Tenant (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon in the event Landlord has reasonable cause to believe there has been a violation of Environmental Laws or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby, except as a result of Landlord's negligence or willful misconduct.

Section 14.06. Indemnification.

Tenant shall indemnify Landlord from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article. The covenants and obligations under this Article 14 shall survive the expiration or earlier termination of this Lease.

Section 14.07. Existing Conditions.

Notwithstanding anything contained in this Article 14 to the contrary, Tenant shall not have any liability to Landlord under this Article 14 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises. Landlord represents to Tenant, to the best of its knowledge, as of the Commencement Date the Building and all improvements are free from any Hazardous Substances.

ARTICLE 15 - MISCELLANEOUS

Section 15.01. Benefit of Landlord and Tenant.

This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 15.02. Governing Law.

This Lease shall be governed in accordance with the laws of the State where the Leased Premises are located.

Section 15.03. Force Majeure.

Landlord and Tenant (except with respect to the payment of rent or any monetary obligation hereunder) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 15.04. Indemnification for Leasing Commissions.

The parties hereby represent and warrant that no real estate brokers have been involved in the negotiation and execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any broker or person who may be entitled thereto.

Section 15.05. Notices.

Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If sent by overnight courier, the notice shall be deemed to have been given one day after sending. If mailed, the notice shall be deemed to have been given on the date which is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 15.06. Partial Invalidity; Complete Agreement.

If any revision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 15.07. Representations and Warranties.

Each party represents and warrants to the other that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

Section 15.08. Signage.

Tenant shall have exclusive signage rights to the exterior of the Building and may, at its own cost and expense, erect a sign or signs ("Signs") identifying its business on the Building. The Signs shall meet all requirements of all city and county governmental authorities and shall be subject to the prior written approval of Landlord (which shall not be unreasonably withheld, conditioned or delayed) and Maryland Heights, Missouri. Tenant agrees to maintain such Signs in first-class condition and in compliance with all zoning and building codes throughout the Lease Term. Upon expiration or early termination of the Lease Term, Tenant shall remove the Signs and repair all damage to the Building caused thereby. Landlord does not warrant the continuing availability of such Signs to Tenant with respect to governmental approvals. Any language in the Lease notwithstanding, Tenant shall indemnify and hold harmless Landlord from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom)

or property connected with or arising from the Signs or the rights granted Tenant herein. The obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

Section 15.09. Compliance with ADA.

Landlord represents to Tenant that as of the Commencement Date, the Leased Premises are in compliance with the Americans With Disabilities Act (42 U.S.C. 12101 et. seq.) as well as the regulations and accessibility guidelines promulgated thereunder as each of the foregoing is supplemented or amended from time to time.

Section 15.10. Excessive Floor Load.

Tenant hereby acknowledges that the floor load capacity of the Building shall be seventy pounds (70 lbs.) per square foot live load. Tenant will not install or place in the Building any items or materials that will place a load on the floor exceeding the design floor load capacity without Landlord's consent. As a condition of its consent, Landlord may require such objects to be placed upon platforms, pallets or footings of such a size as Landlord may prescribe as necessary. All damage to the floor, structure or foundation of the Building due to improper positioning or storage of items or materials in excess of such floor load shall be repaired by and at the sole expense of Tenant.

Section 15.11. Parking.

Parking shall be provided in the Parking Structure adjacent to the Building exclusively to Tenant.

Section 15.12. Roof.

Provided that Tenant complies with all zoning and other municipal and county rules and regulations, Tenant shall have exclusive rights to use the roof of the Building for any purpose at its own cost and expense and subject to the terms of this Lease, which use may include but not be limited to the installation, operation and maintenance of microwave satellite dishes, antennae and similar transmitting and receiving devices. Tenant shall be solely responsible for obtaining any necessary permits and licenses required for Tenant's intended use of the roof and copies of such permits and licenses shall be provided to Landlord.

Section 15.13. Prime Landlord Consent.

Prime Landlord has approved the form of this Lease. Landlord shall secure written consent to this Lease from Prime Landlord on or before January 15, 2009.

[SIGNATURE PAGES TO FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date and year first above written.

LANDLORD:

EDJ LEASING CO., L.P.,
a Missouri limited partnership

By: LHC, Inc., Corporate General Partner

By: ______________________
Name: Steven Novik
Title: Treasurer of LHC, Inc.

STATE OF MISSOURI)
) SS.
COUNTY OF ST. LOUIS)

On this 10th day of December in the year 2008 before me personally appeared Steven Novik, Treasurer of LHC, Inc., which is the corporate general partner of EDJ LEASING CO., L.P., a Missouri limited partnership, known to me to be the person who executed the foregoing instrument, in behalf of said limited partnership by authority of its general partner and acknowledged to me that he executed the same for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Mary Connor
Notary Public

My term expires:

NOTARY PUBLIC NOTARY SEAL STATE OF MISSOURI

MARY CONNOR
My Commission Expires
September 13, 2010
St. Louis City
Commission #06938793

1086932.6

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date and year first above written.

TENANT:

EDWARD D. JONES & CO., L.P.,
a Missouri limited partnership

By: EDJ Holding Company, Inc.,
Corporate General Partner

By: ______________________
Name: Steven Novik
Title: Treasurer of EDJ Holding Company, Inc.

STATE OF MISSOURI)
) SS.
COUNTY OF ST. LOUIS)

On this 10th day of December in the year 2008 before me personally appeared by Steven Novik, the Treasurer of EDJ Holding Company, Inc., a Missouri corporation, the corporate general partner of EDWARD D. JONES & CO., L.P., a Missouri limited partnership, known to me to be the person who executed the foregoing instrument, in behalf of said limited partnership by authority of its general partner and acknowledged to me that he executed the same for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

____
Notary Public

My term expires:

NOTARY PUBLIC NOTARY SEAL STATE OF MISSOURI

MARY CONNOR
My Commission Expires
September 13, 2010
St. Louis City
Commission #06938793

Exhibit A

Site Plan

[To be provided.]

Building

Parking Structure

Land

Exhibit B

ESTOPPEL CERTIFICATE

TO: ____ ("__________")

Lease:	Dated November 1, 2008
Landlord:	EDJ LEASING CO., L.P., a Missouri limited partnership
Tenant:	EDWARD D. JONES & CO., L.P., a Missouri limited partnership
Leased Premises:	150 Edward Jones Boulevard, St. Louis, Missouri 63043 and 170 Edward Jones Boulevard, St. Louis, Missouri 63043

Square Footage of rentable floor area: approximately 178,774 sq. ft.

Landlord hereby certifies and confirms the accuracy of this Certificate as of the date hereof, with the intent that the same be relied upon by ___________.

1. All terms not defined herein shall have the meanings ascribed to them in the Lease.

2. The Lease is the entire agreement among the parties thereto concerning the Leased Premises and is now in full force and effect, and has not been further amended or modified except as follows:____.

3. The Lease term, excluding renewals or extensions, will terminate on October 31, 2010 (the "Term"). Tenant has four (4) options to extend the Term by a period of five (5) years each.

4. Tenant has no right of first refusal, option or other right to lease or purchase the Leased Premises or property of which the Leased Premises are a part.

5. Tenant has paid Landlord all amounts of rent due through the month in which this Certificate has been dated.

6. Tenant has not paid a security deposit to Landlord.

7. There is no existing default on the part of [Landlord or Tenant] and, to the best of [Landlord's or Tenant's] knowledge, on the part of the [Tenant or Landlord] under the Lease, and there are no events currently existing or which with the passage of time, giving of notice or both would be deemed a default of [Landlord or Tenant] or which would give [Landlord or Tenant] the right to cancel or terminate the Lease.

8. No rental has been paid by Tenant more than thirty (30) days in advance of its due date.



B2 / P2 PARCEL
NEW LOT 2
(5.1347 AC.)
NEW LOT
1A AMENDED
N
60'
30'
0'
60'
SCALE: 1" = 60'

EDJ Leasing Co.
A JONES FINANCIAL COMPANY

RECEIVED
DEC 12 2008
COUNTY COUNSELOR

December 9, 2008

Ms. Margaret Hart-Mahon
Assistant County Counselor
St. Louis County Government
41 South Central, 9th Floor
Clayton, Missouri 63105

Re: Consent for Lease between EDJ Leasing Co., L.P. ("EDJL") and Edward D. Jones & Co., L.P. ("EDJ")

Dear Ms. Hart-Mahon:

Enclosed is a final copy of that certain Office Lease Agreement ("Sublease") dated November 1, 2008 by and between EDJL, as landlord, and EDJ, as tenant, for that certain property located at 170/150 Edward Jones Boulevard, St. Louis, Missouri 63043 (the "Property"), which Sublease is in substantially the same form as you previously approved.

Under Section 8.1(b) of the Lease Agreements dated April 25, 2008 and signed May 2, 2008 between St. Louis County, Missouri (the "County"), as landlord, and EDJL, as tenant, relating to Taxable Industrial Revenue Bonds (Series 2008A and Series 2008B), EDJL is required to obtain the County's prior written consent to a sublease for any portion of the Project Site, which includes the Property.

Please confirm the County's consent to the Sublease by countersigning a copy of this letter and returning it to me.

Very truly yours,

EDJ Leasing Co., L.P.

By: [signature]
Steve Novik

Enclosure

cc: Kay Bradley, Esq.
Thomas L. Story, Esq.

The County hereby consents to the above-referenced Sublease:

ST. LOUIS COUNTY, MISSOURI

By: [signature]
Name: Pamela J. Reitz
Title: Director of Administration

1094462v1